AMENDMENT NO. 11

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of May 24, 2019, amends the Master IntergroupSub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, betweenInvesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH,Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to add Invesco Oppenheimer Capital Appreciation Fund, Invesco Oppenheimer Discovery Fund, Invesco Oppenheimer Equity Income Fund, Invesco Oppenheimer Master Loan Fund, Invesco Oppenheimer Real Estate Fund,Invesco Oppenheimer Senior Floating Rate Fund, Invesco Oppenheimer Senior Floating Rate Plus Fund, Invesco Oppenheimer Short Term Municipal Fund and Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco American Franchise Fund

Invesco California Tax-Free Income Fund

Invesco Core Plus Bond Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Low Volatility Equity Yield Fund

Invesco Oppenheimer Capital Appreciation Fund

Invesco Oppenheimer Discovery Fund

Invesco Oppenheimer Equity Income Fund

Invesco Oppenheimer Master Loan Fund

Invesco Oppenheimer Real Estate Fund

Invesco Oppenheimer Senior Floating Rate Fund

Invesco Oppenheimer Senior Floating Rate Plus Fund

Invesco Oppenheimer Short Term Municipal Fund

Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund

Invesco Pennsylvania Tax Free Income Fund

Invesco S&P 500 Index Fund

Invesco Short Duration High Yield Municipal Fund

Invesco Small Cap Discovery Fund

Invesco Strategic Real Return Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name: Harsh Damani
Title: Chief Financial Officer, Funds and North America Head – Fund Accounting and Fund Expenses

By:	/s/ David C. Warren
Name: David C. Warren
Title: Executive Vice President and Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Carsten Majer /s/ Alexander Taft
Name: Carsten Majer	Alexander Taft
Title: Geschaftsfuhrer	Geschaftscuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Graeme Proudfoot
Name: Graeme Proudfoot
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Pang Sun Chu /s/ Lee Siu Mei
Name: Pang Sin Chu	Lee Siu Mei
Title: Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary and General Counsel